                                 Exhibit 23.2
                                 ------------

                        Consent of Arthur Anderson LLP

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated August 25, 2000 related to the NDC eCommerce Business Segment included in Global Payments Inc.'s Registration Statement on Form 10 for the year ended May 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Atlanta, Georgia
January 12, 2001